EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------

NEWS RELEASE
Triad Guaranty Inc.
Nasdaq Symbol: TGIC
www.triadguaranty.com


Contact:   Ron Kessinger
           Executive Vice President, Chief Financial Officer
           800-451-4872 ext.1104
           rkessinger@tgic.com


                       TRIAD GUARANTY INC. REPORTS RECORD
                 SECOND QUARTER 2003 NET INCOME OF $12.6 MILLION


WINSTON-SALEM, N.C., July 23, 2003 -- Triad Guaranty Inc. (Nasdaq: TGIC) today reported second quarter 2003 net income of $12.6 million compared to $11.3 million in the second quarter of 2002, an increase of 12 percent. Diluted earnings per share for the second quarter of 2003 totaled $0.87 compared to $0.78 in the second quarter of 2002. Included in net income in the second quarter of 2003 were net realized investment gains of $546 thousand. Net income in the second quarter of 2002 included $729 thousand of net realized investment losses. Operating earnings (see Note A), which exclude net realized investment gains and losses net of related taxes, increased 4 percent to $12.3 million or $0.85 per diluted share in the second quarter of 2003 from $11.8 million or $0.82 per diluted share in the second quarter of 2002.

Net income for the first six months of 2003 was $25.0 million compared to $21.3 million in the same period last year, an increase of 17 percent. For the first six months of 2003, diluted earnings per share were $1.73 compared to $1.49 for the same period last year. Included in net income for the first six months of 2003 were $765 thousand of net realized investment gains. Net income for the first six months of 2002 included $2.2 million of net realized investment losses. Operating earnings (see Note A), which exclude net realized investment gains and losses net of related taxes, increased 8 percent to $24.5 million or $1.70 per diluted share for the first six months of 2003 from $22.8 million or $1.59 per diluted share in the same period of 2002.

Darryl W. Thompson, President and Chief Executive Officer, said, "Our second quarter results reflect our strong production in the second quarter and continued improvements in our expense ratio. Our insurance written for the quarter totaled a record $4.9 billion, an increase of 41 percent over production levels last year. Our insurance in force grew by 13 percent over the past twelve months. The continued low interest rate environment and the resulting high run off of our insurance in force continues to put pressure on our earned premium and our expenses through the accelerated amortization of our deferred acquisition costs. We are encouraged by the growth of our insurance in force, reduced operating expenses and our continued expanding relationships with large national lenders, however continued low persistency places pressure on future growth potential."

Insurance in force reached $26.9 billion at June 30, 2003 compared to $26.0 billion at March 31, 2003, $25.4 billion at December 31, 2002 and $23.8 billion at June 30, 2002, an increase of 13 percent over the past twelve months. Insurance written on flow business in the second quarter of 2003 totaled $4.7 billion, up 74 percent from $2.7 billion in the second quarter of 2002. Insurance written attributable to structured bulk transactions totaled $186 million in the second quarter of 2003 compared to $766 million in the second quarter of 2002. Total insurance written for the second quarter of 2003 was $4.9 billion, up 41 percent from $3.5 billion in the second quarter of 2002.

Refinance business accounted for 55.1 percent of flow insurance written for the second quarter of 2003 compared to 31.4 percent for the same period of 2002. Persistency, or the percentage of insurance remaining in force compared to one year prior, was 54.6 percent at June 30, 2003 compared to 60.9 percent at December 31, 2002 and 62.4 percent at June 30, 2002.

The Company's expense ratio was 29.3 percent in the second quarter of 2003 compared to 34.9 percent in the second quarter of 2002. The improvement in the expense ratio reflects an increase in expenses of only 4 percent compared to the second quarter of 2002, while premiums written increased by 24 percent during the same period. The growth of premiums written was impacted by the growth in production of annual premium products during the quarter. According to Thompson, "While low persistency continues to accelerate our amortization of deferred acquisition costs, our overall expense ratio continues to benefit from our expense management, investments in technology and the increased level of written premium in the quarter."

The loss ratio was 19.0 percent for the second quarter of 2003 compared to 11.3 percent for the second quarter of 2002 and 13.4 percent for all of 2002. The increase in losses incurred was driven by increases in paid losses to $4.0 million for the second quarter 2003 compared to $2.4 million in the same period a year ago and by the increase in the Company's delinquencies. The Company's ratio of delinquent loans to total certificates in force was 1.63 percent at June 30, 2003, 1.25 percent at December 31, 2002, and 0.95 percent at June 30, 2002. "Our default ratio on bulk loans grew during the quarter, but continues to be in line with our expectations and pricing assumptions, " said Thompson.

Note A: Operating earnings and operating earnings per diluted share are non-GAAP measures. The Company defines operating earnings as net income excluding net realized investment gains and losses, net of related taxes. The following table shows a reconciliation of net income to operating earnings, including per share data:

-----------------------------------------------------------------------------------------
                                           Three Months Ended          Six months ended
(In thousands, except per share data)            June 30,                   June 30,
                                           2003          2002          2003         2002
---------------------------------------------------  -----------   -----------   --------
Net income                                 $12,631      $11,290       $24,983     $21,328
Net realized investment (gains)
   losses, net of tax                         (355)         473          (497)      1,448
                                           -------      -------       -------     -------
Operating earnings                         $12,276      $11,763       $24,486     $22,776
                                           =======      =======       =======     =======

Diluted earnings per share                   $0.87        $0.78         $1.73       $1.49
Net realized investment (gains)
   losses, net of tax per share              (0.02)        0.04         (0.03)       0.10
                                           -------      -------       -------     -------
Operating earnings per diluted share         $0.85        $0.82         $1.70       $1.59
                                           =======      =======       =======     =======
---------------------------------------------------  -----------   -----------   --------

Management believes operating earnings and operating earnings per diluted share are relevant and useful information, and they are primary measurements used by management in assessing the Company's performance. Net realized investment gains and losses are dependent on market conditions, and management believes that they are not strong indicators of trends in operations. Operating earnings and operating earnings per diluted share results, as described above, should not be considered as a substitute for net income prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies.

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer providing mortgage insurance (MI) to residential mortgage lenders. Private MI makes homeownership available to borrowers with equity of less than 20%, facilitates the sale of mortgage loans in the secondary market and protects lenders from default-related expenses. For more information about Triad Guaranty Insurance Corporation, visit the company's web site at www.triadguaranty.com.

This document contains forward-looking statements which involve various risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Attention is directed to the discussion of risks and uncertainties as part of the Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 contained in the Company's most recent annual report, Form 10-K and other reports filed with the Securities and Exchange Commission.

                                     - ### -

 (Relevant Triad Guaranty Inc. financial statistics follow this news release.)

                               Triad Guaranty Inc.
              Selected Consolidated Financial and Statistical Data
                                   (Unaudited)

                                                                Three Months Ended              Six Months Ended
                                                                      June 30,                      June 30,
                                                                2003          2002              2003        2002
                                                                ----          ----              ----        ----
INCOME STATEMENT DATA (for period ended):                              (Dollars in thousands except per share amounts)
     Premiums written:
       Direct                                                  $ 37,878      $ 29,784          $ 71,904    $ 57,622
       Assumed                                                                      1                 1           2
       Ceded                                                     (6,497)       (4,494)          (12,385)     (7,842)
                                                               --------      --------          --------    --------
               Net premiums written                            $ 31,381      $ 25,291          $ 59,520    $ 49,782
                                                               ========      ========          ========    ========
     Earned premiums                                           $ 28,266      $ 25,499          $ 56,397    $ 50,034
     Net investment income                                        4,333         3,953             8,666       7,717
     Realized investment gains (losses)                             546          (729)              765      (2,228)
     Other income                                                     4            15                17          42
                                                               --------      --------          --------    --------
       Total revenues                                            33,149        28,738            65,845      55,565

     Net losses and loss adjustment expenses                      5,380         2,879            10,645       5,395
     Interest expense on debt                                       693           693             1,386       1,386
     Amortization of deferred policy acquisition costs            4,024         3,059             7,442       6,045
     Other operating expenses - net                               5,169         5,764            11,009      11,833
                                                               --------      --------          --------    --------
     Income before income taxes                                  17,883        16,343            35,363      30,906
     Income taxes                                                 5,252         5,053            10,380       9,578
                                                               --------      --------          --------    --------
     Net income                                                $ 12,631      $ 11,290          $ 24,983    $ 21,328
                                                               ========      ========          ========    ========

     Basic earnings per share                                  $   0.88      $   0.80          $   1.75    $   1.53
     Diluted earnings per share                                $   0.87      $   0.78          $   1.73    $   1.49

     Operating earnings (see Note A)                           $ 12,276      $ 11,763          $ 24,486    $ 22,776
     Operating earnings per diluted share (see Note A)         $   0.85      $   0.82          $   1.70    $   1.59
Weighted average common and common
   stock equivalents outstanding (in thousands)
       Basic                                                     14,279        14,115            14,250      13,976
       Diluted                                                   14,451        14,390            14,425      14,295

GAAP OPERATING RATIOS:
     Loss ratio                                                   19.0%         11.3%             18.9%       10.8%
     Expense ratio                                                29.3%         34.9%             31.0%       35.9%
     Combined ratio                                               48.3%         46.2%             49.9%       46.7%
OTHER OPERATING INFORMATION ($ millions)
          Total insurance written                              $  4,853      $  3,450          $  8,619    $  6,218
           - Flow                                              $  4,667      $  2,684          $  8,297    $  5,452
           - Bulk                                              $    186      $    766          $    322    $    766
     New risk written                                          $  1,094      $    735          $  1,962    $  1,368
     Product mix as a % of flow insurance written:
          95% LTV's                                               39.5%         46.0%             38.6%       42.3%
          ARMs                                                    14.5%         14.1%             14.4%       13.3%
          Monthly premium                                         71.4%         82.3%             73.5%       79.3%
          Annual premium                                          28.2%         17.1%             26.0%       20.1%
          Refinances                                              55.1%         31.4%             56.0%       40.1%

Note: The Company periodically enters structured transactions which have effective dates of coverage within the current reporting period; however, due to the timing of the submission of the detailed loan information, these transactions are not reflected in the Company's inforce and related account totals until loan level detail is reported to the Company. The Company properly accrues due premiums for these transactions based on the effective date of the contract.

                               Triad Guaranty Inc.
                           Other Financial Information
                                   (Unaudited)

                                                              June 30,        December 31,         June 30,
                                                                2003              2002               2002
                                                                ----              ----               ----
BALANCE SHEET DATA (at period end):
                                                            (Dollars in thousands except per share amounts)
Assets:
     Cash and invested assets                                $   382,677       $    344,814       $    304,581
     Deferred policy acquisition costs                            30,239             28,997             28,669
     Prepaid federal income tax                                   87,723             77,786             69,425
     Other assets                                                 33,396             31,289             30,690
                                                             -----------       ------------       ------------
          Total assets                                       $   534,035       $    482,886       $    433,365
                                                             ===========       ============       ============
Liabilities:
     Losses and loss adjustment expenses                     $    24,399       $     21,360       $     18,739
     Unearned premiums                                            11,681              8,539              7,478
     Deferred income tax                                         106,453             94,241             81,342
     Long-term debt                                               34,483             34,479             34,476
     Other liabilities                                            14,737             14,860             11,207
                                                             -----------       ------------       ------------
         Total liabilities                                       191,753            173,479            153,242
     Total stockholders' equity                                  342,282            309,407            280,123
                                                             -----------       ------------       ------------
Total liabilities and stockholders' equity                   $   534,035       $    482,886       $    433,365
                                                             ===========       ============       ============
Stockholders' equity per share:
     Including unrealized gains or losses on investments     $     23.95       $      21.85       $      19.82
     Excluding unrealized gains or losses on investments     $     22.95       $      21.24       $      19.54

Common shares outstanding                                     14,292,692         14,159,601         14,134,149

OTHER STATISTICAL INFORMATION ($ in millions):
Direct insurance in force                                    $    26,914       $     25,379       $     23,768
Direct risk in force (gross)                                 $     6,245       $      5,791       $      5,225
Net risk in force                                            $     5,893       $      5,534       $      5,039
Risk-to-capital ratio                                             15.0:1             15.5:1             15.6:1
Number of insured loans                                          205,046            190,480            177,436
Persistency                                                        54.6%              60.9%              62.4%
Quarterly persistency run rate                                     33.6%              32.1%              65.5%
Quarterly net paid claims and LAE ($ thousands)              $     4,046       $      3,025       $      2,380
Total delinquent loans                                             3,351              2,379              1,684
     - Flow business                                               2,510              2,120              1,513
     - Bulk business                                                 841                259                171
Total delinquency rate                                             1.63%              1.25%              0.95%
     - Flow business                                               1.33%              1.23%              0.96%
     - Bulk business                                               5.29%              1.38%              0.88%
Inforce by credit score
      Under 575                                                     1.0%               0.9%            -
      575 - 619                                                     5.0%               4.8%            -
      620 and above                                                94.0%              94.3%            -

Note: The Company periodically enters structured transactions which have effective dates of coverage within the current reporting period; however, due to the timing of the submission of the detailed loan information, these transactions are not reflected in the Company's inforce and related account totals until loan level detail is reported to the Company. The Company properly accrues due premiums for these transactions based on the effective date of the contract.